UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2011

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800 New York, NY	10011

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2012, Tree Top Industries, (“Tree Top”) entered into a reserve equity financing agreement (the “Financing Agreement”) with AGS Capital Group, LLC, (“AGS”). Pursuant to the Financing Agreement, Tree Top has the right, but not the obligation, to issue $10,000,000 of Tree Top’s common stock to AGS over the course of 3 years. Tree Top has full control and discretion over the timing and amount of any shares that they sell to AGS.  For each advance, Tree Top may issue an amount of stock equal to $250,000. Such advance will not exceed more than 200% of the average daily trading volume for the previous 15 trading days. The purchase price of the shares shall be set at ninety percent (90%) of the lowest of the best closing bid prices of the stock during the fifteen consecutive weekday trading days immediately after the date on which Tree Top provides an advance notice. Tree Top, at its option, may select a safety net price for any specified advance, below which Tree Top will not sell shares to AGS under that advance in which case the maximum volume of shares advanced will be reduced pro-rata for any days the stock price trades below such safety net price.

Also on August 15, 2012, Tree Top entered into a registration rights agreement with AGS (the “RRA,” and along with the Financing Agreement, the “Agreements”).  According to the RRA, Tree Top must file a registration statement on Form S-1, registering the shares of common stock which may be issued to AGS pursuant to the Financing Agreement within thirty (30) days of the date of the RRA.

Prior to the date of the Agreements, AGS had no interaction, other than the negotiation of the Agreements, with Tree Top.

About Tree Top Industries, Inc.
Tree Top Industries, Inc. (TTII) is a publicly traded, mini conglomerate, based in part on Teledyne's business model. Tree Top Technologies has subsidiaries and affiliates that include intellectual properties, proprietary systems, and trade secrets in the bioscience, clean tech, and global health technologies.  Tree Top Industries current status and moving forward strategy is in the development stage,  acquiring companies & technologies using several different business paradigms, including exchange of stock, joint venture, and other partnership configurations. Corporate web site is located at http://www.ttiiob.com

About AGS Capital Group, LLC
AGS Capital Group, LLC provides flexible equity financing solutions for growth-stage and small cap public companies as well as private companies looking to go public. AGS Capital Group, LLC invests in public companies around the world listed on most exchanges.  AGS Capital Group, LLC performs fundamental analysis including credit risk, technical analysis of market trends and industry, evaluation of management team experience and corporate structure evaluation. Additional information may be found at www.agscapitalgroup.com

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 10.2 99.1
Reserve Equity Financing Agreement, between Tree Top Industries, Inc. and AGS Capital Group, LLC, dated August 15, 2012.

Registration Rights Agreement, between Tree Top Industries, Inc. and AGS Capital Group, LLC, dated August 15, 2012.

Press release issued August 16, 2012.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: August 20, 2012	By:	/s/ David Reichman
David Reichman, CEO and Chairman of the Board